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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Newport Corporation 2001 Stock Incentive Plan of our report dated January 23, 2001, except for Note 17, as to which the date is February 2, 2001, with respect to the consolidated financial statements and schedule of Newport Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Orange County, CA
November 26, 2001